UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 16, 2009

SUNRISE ENERGY RESOURCES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	84-0938688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

570 Seventh Avenue, Suite 800
New York, New York	10018
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (917) 4634210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                      Material Impairments

On March 11, 2009 we received a letter from the Company’s geologists, Netherland, Sewell & Associates, Inc. stating that based on the prices and costs used in the evaluation, which was conducted in accordance with the guidelines of the US Securities and Exchange Commission (SEC), they have determined that there were no proved reserves in Karaikozovsk field as of December 31, 2008.  Based on this information, we believe that the Company’s investment into the Karaikozovsk field is impaired. As of December 31, 2008 the Company invested approximately $5.7 million into the Karaikozovsk field.

Item 8.01                      Other events

See Item 2.06

Item 9.01                      Financial Statements and Exhibits

16.1 Letter, dated March 11, 2009 from Netherland, Sewell & Associates, Inc.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Energy Resources, Inc.

Dated: March 16, 2009	By:	/s/ Konstantin Tsiryulnikov
Konstantin Tsiryulnikov, CEO